FINAL

Metabolix Raises $2 Million in Amendment to Licensing Deal with Tepha
CAMBRIDGE, Mass., May 18, 2016 -- Metabolix, Inc. (NASDAQ: MBLX) announced today that it has entered into an amendment to its license agreement with Tepha, Inc., a Lexington, Massachusetts based medical device company that licenses Metabolix PHA biopolymer technology for use in certain medical applications. The amendment calls for a $2.0 million lump sum payment to Metabolix. In exchange, Metabolix agreed to forgo future royalties under its existing license agreement with Tepha and to provide two additional Metabolix production strains and related intellectual property to Tepha for use in the production of Tepha’s medical devices.

As previously announced, Metabolix is evaluating strategic alternatives for its specialty biopolymers business and Yield10 crop science program and is engaged in ongoing efforts to secure additional funding for its strategic review process and operations.

About Metabolix

Metabolix, Inc. is an innovation-driven specialty materials company focused on delivering high- performance biopolymer solutions to customers in the plastics industry. Metabolix’s Mirel® biopolymers, which are derived from renewable resources, are a family of biobased performance additives and specialty resins based on PHA (polyhydroxyalkanoates). Metabolix’s proprietary biotechnology platform enables the creation of specialty biopolymers for use in a broad range of applications such as construction and packaging materials, as well as industrial, consumer and personal care products.

For more information, please visit www.metabolix.com. (MBLX-G)
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, statements regarding the exploration of strategic alternatives and the ability to secure additional funding, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix's filings with the Securities and Exchange Commission. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
Metabolix Contact:
Lynne H. Brum, 617-682-4693, LBrum@metabolix.com